UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 10, 2020

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results from Consent Solicitation

On June 25, 2020, Mateon Therapeutics, Inc., a Delaware corporation (the “Company”) commenced a solicitation of shareholder consents (the “Consent Solicitation”), pursuant to a consent solicitation statement (the “Consent Solicitation Statement”), to the holders (the “Stockholders”) of its Common Stock, par value $0.01 per share (“Common Stock”) and Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), to approve the following actions:

(1)	changing the name of the Company to “Oncotelic, Inc.” and to changing the Company’s ticker symbol (the “Name Change”);

(2)	amending the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of Common Stock available for issuance from 7.25 million shares to 27.25 million shares, and increasing the maximum number of stock awards that may be issued in any fiscal year from 500,000 to 1,000,000 shares (the “Plan Amendment”);

(3)	increasing the authorized number of shares of Common Stock from 150,000,000 to 750,000,000 (the “Capital Increase”); and

(4)	amending and restating the certificate of incorporation for the Company (the “Amended and Restated Certificate”) to give effect to the Name Change, Capital Increase and forum selection provision.

The deadline to consent was at 5:00 pm on August 10, 2020. As of the record date of May 23, 2020 (“Record Date”), there were (a) 88,032,112 shares of Common Stock, and (b) 278,188 shares of Preferred Stock issued and outstanding. Each share of outstanding Series A Convertible Preferred Stock (“Series A Preferred”) was entitled to vote on matters submitted to the Stockholders on an “as-converted” basis, granting each holder of Series A Preferred 1,000 votes per share of Series A Preferred held. Accordingly, the total number of shares entitled to vote (including the conversion of the Series A Preferred) on the Record Date was 366,219,939 shares. A summary of the matters voted upon by the stockholders through the consent solicitation is set forth below.

1.	The Stockholders approved the Name Change. The voting results were as follows:

Votes For	Votes Against	Abstentions	Non-Votes
299,605,672	2,318,834	166,087	64,129,346

2.	The Stockholders approved the Plan Amendment. The voting results were as follows:

Votes For	Votes Against	Abstentions	Non-Votes
292,924,511	1,432,672	54,218	71,808,538

3.	The Stockholders approved the Capital Increase. The voting results were as follows:

Votes For	Votes Against	Abstentions	Non-Votes
296,063,818	5,863,954	162,821	64,129,346

4.	The Stockholders approved the Amended and Restated Certificate to give effect to the Name Change, Capital Increase and forum selection provision. The voting results were as follows:

Votes For	Votes Against	Abstentions	Non-Votes
293,308,850	945,312	392,705	71,573,072

The Company will shortly be filing a notice of corporate action with the Financial Industry Regulatory Authority (“FINRA”), requesting approval to change its name and ticker symbol. Upon receipt of approval from FINRA, the Company will file an Amended and Restated Certificate with the Delaware Secretary of State to affect the Name Change, Capital Increase and forum selection provision.

Explanatory Note

The corporate actions set forth were proposed to the Stockholders in order to (i) by means of the Name Change, re-brand the Company following the reverse merger with Oncotelic Inc., a Delaware corporation (“Oncotelic”), with the purpose of creating brand awareness regarding the Company’s focus on drug development in the field of oncology, as well as the fact that a majority of the Company’s operations are expected to focus on product candidate developed by Oncotelic; (ii) to make available sufficient shares under the Company’s 2015 Plan to allow for the issuance of stock-based awards to attract and retain the services of executives and other key employees; and (iii) to create additional authorized Common Stock to effect the conversion of the Company’s Series A Preferred Stock, as described below, and support the Company’s ability to finance its operations or to complete any future strategic acquisitions.

As the Company did not have adequate shares of Common Stock to close the reverse merger with Oncotelic, the Company issued 193,713 shares of Series A Preferred to the shareholders of Oncotelic. Further, in November 2019, the Company completed a merger with PointR Data, Inc., a Delaware corporation (“PointR”). As the Company did not have adequate shares of Common Stock to close the merger with PointR, the Company issued the same Series A Preferred to the shareholders of PointR. The Series A Preferred were automatically converted into Common Stock of the Company following Stockholder approval of the Capital Increase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: August 13, 2020		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer